Exhibit 99.1

Press Release

Applied Micro Circuits Corporation Reports First Quarter Fiscal 2017 Financial Results

Company Delivers Sixth Sequential Quarter of Revenue Growth

SANTA CLARA, Calif., July 27, 2016 (GLOBE NEWSWIRE) - Applied Micro Circuits Corporation (Nasdaq: AMCC) (“AppliedMicro”) today reported its financial results for its first quarter of fiscal 2017, ended June 30, 2016.

Q1 Fiscal 2017 Financial Information

•	Consolidated net revenue of $41.5 million, representing the sixth sequential quarter of revenue growth

•	GAAP net loss of $10.5 million or $0.12 per share

•	Non-GAAP net loss of $2.5 million, or $0.03 per share

Commenting on Applied Micro’s fiscal 2017 first quarter results, Dr. Paramesh Gopi, President and Chief Executive Officer, said, “We are beginning fiscal 2017 with our sixth consecutive quarter of revenue growth. Our Connectivity business drove the improvement in top line results and our on-going cost reduction efforts resulted in improved gross margins.”

"We are pleased with the progress we've made in both our base Connectivity business as well as our Computing business. Our PAM4 single lambda 100/400G FinFET technology continues to lead the market, while our X-Gene® product line gained meaningful traction and was deployed at top hyperscale data center customers.” concluded Dr. Gopi.

AppliedMicro provides non-GAAP results as additional information relating to its financial condition and business trends. This information should be considered in conjunction with corresponding GAAP measures. A reconciliation between GAAP and non-GAAP financial results is provided in the financial tables section of this press release.

Conference Call and Webcast
Management will host a conference call and simultaneous webcast to discuss first quarter fiscal 2017 results and business and financial outlook today, July 27, 2016, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time.

DIAL-IN:	(855) 777-0852
PASSCODE:	46834760
WEBCAST:	Investor Relations section of the Company’s website at www.apm.com

A replay of the call will be available starting at 8:00 PM Eastern Time and can be accessed by dialing 855-859-2056 or 404-537-3406 and using the access code 46834760. The replay will be available for seven days.

About AppliedMicro

Applied Micro Circuits Corporation is a global leader in computing and connectivity solutions for next-generation cloud infrastructure and data centers. AppliedMicro delivers silicon solutions that dramatically lower total cost of ownership. Corporate headquarters are located in Santa Clara, California. www.apm.com.
(C) Copyright 2016, Applied Micro Circuits Corporation. AppliedMicro, X-Gene, X-Weave, HeliX, Server on a Chip, Cloud Processor and Cloud Server are trademarks or registered trademarks of Applied Micro Circuits Corporation. All other product or service names are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements that reflect the Company's current views and expectations with respect to future events and financial performance, including statements regarding the Company's strategic focus; new product development, commercialization and customer acceptance; the development of the X-Gene and ARM ecosystems; the anticipated performance of the Company’s base business; and future revenues, expenses and liquidity. These forward-looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, customer demand for the Company's products, successful and timely development of products, an evolving competitive landscape, rapid technological change, increased supplier lead times and other supply chain constraints, the businesses and budgeting decisions of the

Company's major customers, which may cause delays, reductions, rescheduling or cancellation of customer orders, successful management and retention of key personnel and service providers, market acceptance of new products and technologies, legal and regulatory developments, and general economic conditions, and do not take into account any restructuring or related activities that the Company may undertake. More information about potential factors that could affect the Company's business and financial results is included in the "Risk Factors" set forth in the Company's Annual Report on Form 10-K for the year ended March 31, 2016, and its other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the issuance of this press release.

CONTACT:

Investor Relations Contact:
Suzanne Schmidt
Phone: (415) 217-4962
E-Mail: suzanne@blueshirtgroup.com

Media Contact:
Mike Major
Phone: (408) 542-8831
E-mail: mmajor@apm.com

APPLIED MICRO CIRCUITS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2016	March 31, 2016
	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$82,311	$83,845
Accounts receivable, net	9,163	9,265
Inventories	12,604	16,148
Other current assets	10,906	10,775
Total current assets	114,984	120,033
Property and equipment, net	13,905	13,293
Goodwill	11,425	11,425
Other assets	1,323	1,541
Total assets	$141,637	$146,292
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,184	$8,599
Other current liabilities	22,974	20,862
Total current liabilities	29,158	29,461
Non-current liabilities	1,548	1,793
Total liabilities	30,706	31,254
Stockholders' equity	110,931	115,038
Total liabilities and stockholders' equity	$141,637	$146,292

APPLIED MICRO CIRCUITS CORPORATION
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015
Net revenues	$41,498	$41,108	$37,813
Cost of revenues	16,029	16,934	16,806
Gross profit	25,469	24,174	21,007
Operating expenses:
Research and development	27,485	25,113	21,617
Selling, general and administrative	8,699	8,138	8,764
Restructuring	—	(57)	96
Total operating expenses	36,184	33,194	30,477
Operating loss	(10,715)	(9,020)	(9,470)
Interest and other income, net	247	229	1,644
Loss before income taxes	(10,468)	(8,791)	(7,826)
Income tax provision (benefit)	71	116	(422)
Net loss	$(10,539)	$(8,907)	$(7,404)
Basic and diluted net loss per share:	$(0.12)	$(0.11)	$(0.09)
Shares used in calculating basic and diluted net loss per share	84,980	84,127	81,179

APPLIED MICRO CIRCUITS CORPORATION
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015
GAAP net loss	$(10,539)	$(8,907)	$(7,404)
Adjustments:
Stock-based compensation expense	8,165	7,637	6,092
Restructuring	—	(57)	96
Reversals of impairment charges upon sales of marketable securities	—	—	(1,427)
Income tax effect on non-GAAP adjustments	(129)	(84)	(622)
Total GAAP to Non-GAAP adjustments	8,036	7,496	4,139
Non-GAAP net loss	$(2,503)	$(1,411)	$(3,265)
Diluted non-GAAP net loss per share	$(0.03)	$(0.02)	$(0.04)
Shares used in calculating diluted non-GAAP net loss per share	84,980	84,127	81,179
Diluted net loss per share:
GAAP diluted net loss per share	$(0.12)	$(0.11)	$(0.09)
GAAP to non-GAAP adjustments	0.09	0.09	0.05
Non-GAAP diluted net loss per share	$(0.03)	$(0.02)	$(0.04)

APPLIED MICRO CIRCUITS CORPORATION
SCHEDULE OF SELECTED GAAP TO NON-GAAP ADJUSTMENTS
(in thousands)
(unaudited)

	Three Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015
GROSS PROFIT:
GAAP gross profit	$25,469	$24,174	$21,007
Stock-based compensation expense	158	172	93
Non-GAAP gross profit	$25,627	$24,346	$21,100
OPERATING EXPENSES:
GAAP operating expenses	$36,184	$33,194	$30,477
Stock-based compensation expense	(8,007)	(7,465)	(5,999)
Restructuring	—	57	(96)
Non-GAAP operating expenses	$28,177	$25,786	$24,382
INTEREST AND OTHER INCOME, NET
GAAP interest and other income, net	$247	$229	$1,644
Reversals of impairment charges upon sales of marketable securities	—	—	(1,427)
Non-GAAP interest and other income, net	$247	$229	$217
INCOME TAX EXPENSE (BENEFIT):
GAAP income tax expense (benefit)	$71	$116	$(422)
Income tax adjustment	129	84	622
Non-GAAP income tax expense	$200	$200	$200
RESEARCH AND DEVELOPMENT :
GAAP research and development	$27,485	$25,113	$21,617
Stock-based compensation expense	(5,993)	(5,503)	(4,060)
Non-GAAP research and development	$21,492	$19,610	$17,557
SELLING, GENERAL AND ADMINISTRATIVE :
GAAP selling, general and administrative	$8,699	$8,138	$8,764
Stock-based compensation expense	(2,014)	(1,962)	(1,939)
Non-GAAP selling, general and administrative	$6,685	$6,176	$6,825

APPLIED MICRO CIRCUITS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015
Operating activities:
Net loss	$(10,539)	$(8,907)	$(7,404)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	1,570	1,891	1,838
Amortization of bond premium	226	258	—
Stock-based compensation expense	8,165	7,637	6,092
Tax effect on other comprehensive loss	(94)	49	—
Loss (gain) on short-term investments and other, net	(26)	7	(1,455)
Changes in operating assets and liabilities:
Accounts receivable	102	3,187	882
Inventories	3,552	3,533	3,723
Other assets	(70)	3,891	2,464
Accounts payable	(2,382)	(4,248)	(3,453)
Accrued payroll and other accrued liabilities	1,077	(1,018)	220
Veloce accrued liability	(8)	(9)	(65)
Deferred revenue	1	(7)	7
Net cash provided by operating activities	1,574	6,264	2,849
Investing activities:
Proceeds from sales and maturities of short-term investments	18,461	5,487	7,444
Purchases of short-term investments	(17,739)	(6,443)	(1,129)
Proceeds from sale of property and equipment	2	—	25
Purchases of property and equipment	(2,547)	(562)	(315)
Net cash provided by (used for) investing activities	(1,823)	(1,518)	6,025
Financing activities:
Proceeds from issuances of common stock	32	1,736	133
Funding of restricted stock units withheld for taxes and other	(623)	(187)	(1,212)
Net cash provided by (used for) financing activities	(591)	1,549	(1,079)
Net increase (decrease) in cash and cash equivalents	(840)	6,295	7,795
Cash and cash equivalents at beginning of the period	25,065	18,770	36,495
Cash and cash equivalents at end of the period	$24,225	$25,065	$44,290